UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

THE REALREAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38953	45-1234222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Francisco Street Suite 600 San Francisco, CA 94133
(Address of principal executive offices, including zip code)

(855) 435-5893

(Registrant’s telephone number, include area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Julie Wainwright as Chief Executive Officer, Chairperson and Director

On June 6, 2022, Founder of The RealReal, Inc. (the “Company”) Julie Wainwright resigned from her role as Chief Executive Officer, Chairperson and member of the board of directors (the “Board) of the Company, effective June 7, 2022. Ms. Wainwright’s decision to resign was not due to any disagreements with the Company.

On June 6, 2022, Ms. Wainwright also entered into a transition and separation agreement (the “Transition Agreement”) with the Company, effective June 7, 2022. Ms. Wainwright will continue to serve as an employee of the Company in the role of Founder through, and her employment will automatically terminate on, the earlier of December 31, 2022 or the date on which Ms. Wainwright’s employment ends for any reason (the “Separation Date”). While Ms. Wainwright serves as Founder, she will continue to receive her current base salary of $440,000 per year, remain eligible to receive an annual bonus for the 2022 fiscal year (based on actual performance during the 2022 fiscal year) and continue to participate in the Company’s employee benefit plans, and her outstanding Company equity awards will continue to vest according to their terms.

In the event that the Separation Date occurs either (i) on December 31, 2022 or (ii) as a result of any earlier termination of Ms. Wainwright’s employment due to a termination by the Company without “cause” or due to Ms. Wainwright’s “disability” (each as defined in the Transition Agreement), subject to Ms. Wainwright’s execution and non-revocation of a general release of claims in favor of the Company and compliance with applicable restrictive covenants, the Company has agreed to provide Ms. Wainwright with the following payments and benefits: (A) a lump sum cash payment equal to the sum of (i) twelve (12) months of her current annual base salary and (ii) her target annual performance bonus for 2022; (B) a lump sum cash payment equal to the cost of twelve (12) months of Ms. Wainwright’s current health plan coverage; (C) extension of the period during which Ms. Wainwright’s outstanding options remain exercisable following termination from ninety (90) days or three (3) months (as applicable) following the Separation Date to six (6) months following the Separation Date; and (D) accelerated vesting of (i) 50% of Ms. Wainwright’s unvested time-based restricted stock unit awards that are outstanding on the Separation Date or, (ii) if a “change in control” of the Company (as defined in the Company’s 2019 Equity Incentive Plan) occurs prior to the Separation Date, that number of time-based restricted stock units that would vest upon termination of Ms. Wainwright’s employment without “cause” within twelve (12) months following a change in control pursuant to the applicable award agreements governing the restricted stock unit awards.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Appointment of Co-Interim Chief Executive Officers

Also effective June 7, 2022, the Board appointed Rati Sahi Levesque and Robert Julian as Co-Interim Chief Executive Officers. Ms. Levesque will continue to serve as the Company’s President and Chief Operating Officer, and Mr. Julian will also continue to serve as the Company’s Chief Financial Officer, and, in each case, their existing annual base salaries and bonus opportunities will remain in effect. The Board will retain an executive search firm to commence a comprehensive search process to identify a new Chief Executive Officer.

As of the date of this Current Report on Form 8-K, none of Ms. Levesque, Mr. Julian nor any of their respective immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. Levesque or Mr. Julian a party to any understanding or arrangement pursuant to which they are to be selected as Co-Interim Chief Executive Officers.

Rati Sahi Levesque has served as the President of the Company since 2021 and Chief Operating Officer since 2019. She previously served as the Company’s Chief Merchant from 2012 to 2019 and before that as Director of Merchandise from 2011 to 2012. Before joining the Company in 2011, Ms. Levesque was the owner of Anica Boutique, a fashion and home store.

Robert Julian has served as Chief Financial Officer of the Company since 2021 and has over 30 years of financial management experience, in both public and private companies, ranging in size from small-cap enterprises to Fortune 100 companies. Prior to joining the Company, Mr. Julian served in various executive leadership roles at Sportsman’s Warehouse, Deluxe Entertainment Services, Callaway Golf and Lydall, among others.

Special One-Time Awards

Also effective June 7, 2022, the Company entered into letter agreements (“Special Award Letters”) with each of Ms. Levesque, Mr. Julian and Todd Suko, the Company’s Chief Legal Officer and Secretary (together, the “Executives”), pursuant to which they are eligible to receive one-time, special cash bonuses in amounts equal to $250,000, $250,000 and $150,000, respectively.

Under the Special Award Letters, the cash bonuses will be paid within fifteen (15) days following the earlier of the nine (9)-month anniversary of June 7, 2022 or the three (3)-month anniversary of the date on which the Company’s new permanent Chief Executive Officer commences employment with the Company (the “Award Date”), subject to the applicable Executive’s continued employment with the Company through the Award Date.

In the event that an Executive’s employment is terminated by Company without “cause” or by the Executive for “good reason” (each as defined in his or her severance and change in control agreement with the Company), in either case, prior to the Award Date, then subject to the applicable Executive’s execution and non-revocation of a general release of claims in favor of the Company, the Executive will be entitled to payment of his or her cash award.

The foregoing description of the one-time, special cash bonuses does not purport to be complete and is qualified in its entirety by full text of the Form of Special Award Letter, a copy of which is filed herewith as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the resignation of Ms. Wainwright as Chief Executive Officer, Chairperson and member of the Board and the appointment of Ms. Levesque and Mr. Julian as Co-Interim Chief Executive Officers is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement between the Company and Julie Wainwright, dated June 6, 2022

10.2	Form of Special Award Letter

99.1	Press Release, dated June 7, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The RealReal, Inc.

Date: June 7, 2022	By:	/s/ Todd Suko
Name: Todd Suko
Title: Chief Legal Officer and Secretary